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                                                                DQE Exhibit 23.1


                         Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement No. 33-60966 of DQE on Form S-3, Post Effective Amendment No. 3 to Registration Statement No. 33-29147 of DQE on Form S-8, Registration Statement Nos. 33-66488 and 33-72582 of DQE on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 33-46773 and Post Effective Amendment No. 1 to Registration Statement No. 33-87974 of DQE on Form S-8 of our report dated January 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of DQE for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 28, 1997